Exhibit 32
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the Quarterly Period Ended June 30, 2007 (the “Report”) by Lixte Biotechnology Holdings, Inc., the undersigned hereby certifies that:

1.	The Report complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 13, 2007	By:	/s/ JOHN S. KOVACH
John S. Kovach
Chief Executive Officer and Chief Financial Officer (Principal financial and accounting officer)